Exhibit 10.10

Agreement for Group SMS Services

of

Beijing Jiujia Xintong Technology Co., Ltd.

Party A: Guangzhou Youxin Technology Co., Ltd.

Party B: Beijing Jiujia Xintong Technology Co., Ltd.

Date of Signature:

Party A: Guangzhou Youxin Technology Co., Ltd.

Legal Representative: Lin, Shaozhang

Mailing Address: Room 1306, Building A1, Yuexiu Fortune Century Square, No. 13 Haian Road,

Tianhe District, Guangzhou

Postal Code: 510000

Fax: N/A

Phone: 15626252793

Party B: Beijing Jiujia Xintong Technology Co., Ltd.

Legal Representative: Qi, Bo

Mailing Address: Room 2008, Zhongyu Building, No.6 Jia Gongti North Road, Chaoyang District,

Beijing City,

Postal Code: 100024

Phone: 010-65519337

Fax: 010-65519337

Considering that:

1. Party A has a need to use the Enterprise Message Channel Service of Qixintong to send messages to customers and members.

2. Party B, as a mobile communication value-added service operator, provides open and paid enterprise message channel services to group customers.

In order to fully leverage the resource advantages of both parties in their respective fields and jointly expand the market for short message services, Party A and Party B, on the basis of equality, voluntariness, mutual benefit, and common development, have reached the following agreement on the joint development of group SMS business (hereinafter referred to as “this project”) through full consultation:

Article 1 Rights and Obligations

1. 1 Rights and Obligations of Party A

1.1.1 Party A guarantees its capability and qualification to engage in legal group short message business operations, and possesses legitimate and reliable information sources and can provide a perfect customer service system.

1.1.2 Party A’s group short message business must target group and industry customers as its target market, and cannot use the short message channels provided by Party B to provide business that violates laws, administrative regulations, and relevant provisions of telecommunications regulatory authorities, including but not limited to:

(1) Short message business with content that includes politically sensitive words and prohibited content as defined by laws and regulations;

(2) Business with content that obviously contains advertising information that is likely to cause complaints from end-users;

(3) Short message business with content that does not contain the enterprise identification of the information sender, which can cause end-users to be unclear about the source of the information;

(4) Business that infringes on the intellectual property rights of third parties.

Party B has the right to take effective measures to strictly monitor Party A’s use of the short message channel. If Party B discovers that Party A has the above behaviors, it will require Party A to rectify within a certain period of time and suspend its business depending on the severity of the situation.

1.1.3 Party A is responsible for the construction and maintenance of hardware and software, including but not limited to all software and hardware equipment related to this project, system debugging, commissioning, system maintenance, daily business management, and related costs.

1.1.4 Party A is responsible for solving the transmission of Party A’s system to Party B’s Qixintong platform and bears related costs.

1.1.5 For short message service interruptions caused by Party B’s debugging, maintenance of the Qixintong platform, or other foreseeable reasons for other network equipment, Party A agrees to exempt Party B from responsibility within the range of no more than 8 cumulative hours or no more than 4 consecutive hours.

1.1.6 Party A is responsible for the security, applicability, and marketability of its own system. Party B does not assume any obligations or responsibilities to Party A or any third party for the system operated by Party A.

1.1.7 When Party A’s application affects Party B’s communication system, Party A should comply with Party B’s adjustment of Party A’s short message release volume to ensure the normal and stable operation of the short message service (the adjustment range should be within 5% of the previous month’s release volume), and any disputes with customers caused by this will be resolved by Party A and Party A shall bear all responsibility.

1.1.8 Party A should respond quickly and actively cooperate with Party B to handle complaints about the information sent by Party A, and provide proof in the format specified by Party B within 6 working hours.

1.1.9 During the validity period of this agreement, Party A should strengthen the verification of short message content and take effective technical measures to prevent illegal behaviors that harm the information security of short message business, such as hacker attacks, password theft, and illegal calls to pages.

1.2 Rights and Obligations of Party B

1.2.1 Party B is responsible for investing in the software and hardware equipment required for the operation of its short message system.

1.2.2 Party B cooperates with Party A to establish communication lines between Qixintong platform and Party A’s servers.

1.2.3 Party B provides Party A with relevant technical agreement standards and interface standards for its Qixintong platform.

1.2.4 Party B is responsible for maintaining the operation of the Qixintong platform and the mobile communication network. For any short messages that may affect the security of Party B’s network operation, Party B reserves the right to restrict their transmission.

1.2.5 Party B provides the information flow statistics of the communication channel used by Party A provided by Party B.

Article 2 Settlement Method

2.1 Billing Method

☐ The fees are charged based on the successful message delivery. When Party A submits the SMS data to Party B’s platform, the fees are calculated based on the number of successful status reports returned by the operator after the SMS has been sent. Each SMS content that is equal to or less than 70 characters (including digits, letters, punctuation marks, and Chinese characters) is counted as one valid message, and if it exceeds 70 characters, it will be split into valid messages of 67 characters each. For example, 135 characters will be charged as three valid messages. The maximum length of SMS is 500 characters, and failed messages will not be charged.

2.2 Basic Tariff Standard

The charge for each SMS is 0.035 yuan per message. In case of any price changes, the settlement shall be based on the settlement statement agreed upon by both parties. The fees are charged for successful and unknown deliveries, and failed deliveries are not charged.

2.3 Settlement Method

☐ Prepaid

The prepaid unit price is 0.035 yuan per message, with a minimum order of 100,000 messages.

2.4 Party B’s Bank Account Information:

Beijing Jiujia Xintong Technology Co., Ltd.

Account Number: 335065126829

Bank: Bank of China Beijing Shangdi Branch

2.5 Invoice Information for Party A:

Invoice Title: Guangzhou Youxin Technology Co., Ltd.

Tax ID: 91440101MA5AQNME49

Phone: 020-85200696

Address: Unit 1306-1, No. 13 Hai’an Road, Tianhe District, Guangzhou

Bank: China Merchants Bank

Account Number: 120913612010902

Article 3 Confidentiality Clause

3.1 “Proprietary Information” refers to information disclosed by one party to the other during the cooperation process that is developed, created, existing or transferred by the disclosing party, and has value to the disclosing party, including but not limited to trade secrets, intellectual property, technical secrets, etc.

3.2 Both parties must keep any proprietary information confidential and may not disclose any proprietary information related to the other party to any third party without the written consent of the other party.

3.3 Both parties must strictly keep user information confidential and may not disclose any user information to any third party without the written permission of the other party.

3.4 Both parties are responsible for keeping the specific details of this cooperation and this agreement confidential. Without the written consent of the other party, they may not disclose it to any third party, except as required by law or to disclose it to legal or financial advisers.

Article 4 Breach of Contract

4.1 Any failure by either party to fulfill any of the terms of this Agreement shall be deemed a breach. Upon receipt of written notice from the other party specifying the breach, if the actual existence of the breach is confirmed, the breaching party shall correct the breach and notify the other party in writing within ten days. If the breaching party believes that the breach does not exist, it shall raise a written objection or explanation to the other party within ten days. In this case, both parties may negotiate on the issue, and if no agreement is reached, it shall be resolved in accordance with the dispute resolution clause of this Agreement, and the breaching party shall bear the economic losses caused to the complying party due to its breach of the Agreement.

Article 5 Disclaimer

5.1 For issues related to the QixinTong platform caused by power outages, billing system failures, transmission line failures, communication failures, and communication line failure factors, the party B shall not be held responsible for any interruptions in short message services that do not exceed a cumulative total of 8 hours or a continuous period of 4 hours.

5.2 If this Agreement cannot be partially or fully performed due to force majeure (such as natural disasters like earthquakes, floods, wars, riots, etc.) or government actions, neither party shall be held liable for breach of contract.

5.3 In the event of force majeure, the affected party or parties shall inform the other party of the situation within 15 days after the occurrence of the force majeure and provide relevant proof. After the impact of the force majeure is eliminated, one or both parties shall continue to perform the contract.

Article 6 Dispute Resolution

6.1 In the event of a dispute arising from the performance of this Agreement, both parties may negotiate to resolve the dispute. If no agreement can be reached, either party may submit the dispute to the Beijing Arbitration Commission for arbitration in accordance with its rules. The arbitration decision shall be final and binding on both parties.

Article 7 Termination of the Agreement

7.1 If Party A violates the first provision of this agreement and fails to rectify or suspend its business according to Party B’s requirements, Party B has the right to unilaterally terminate this agreement.

7.2 If Party B’s channel is disabled by the mobile operator due to complaints from Party A’s users, Party B has the right to terminate this agreement, and Party A shall pay the SMS fees already used.

7.3 If Party B is unable to provide services normally for more than two working days, Party A has the right to terminate this agreement.

Article 8 Effectiveness, Amendment, Termination, Extension, and Interpretation of the Agreement

8.1 This agreement is valid from January 2, 2019, to January 1, 2022. For matters not covered in this agreement, both parties may sign a supplementary agreement or provide supplements, explanations, and interpretations to the relevant issues in this agreement in the form of attachments. The attachment and supplementary agreement are an integral part of this agreement and have the same legal effect as this agreement. If there is no objection from both parties upon expiration, the contract will automatically renew for one year.

8.2 During the validity period of this agreement, both parties can change the corresponding terms of this agreement or terminate this agreement through friendly consultation.

Either party intending to change or terminate this agreement shall submit a written explanation to the other party 30 days in advance, and the agreement can only be changed or terminated with the other party’s consent.

8.3 This agreement is in duplicate, and it becomes effective after being signed or stamped by representatives of both parties. Each party holds one copy, which has the same legal effect.

(Below is a signature page, without any main text)

(Below is a signature page, without any main text)

Party A (Seal):

Representative of Party A:

Date: / /

Party B (Seal): Beijing Jiujia Xintong Technology Co., Ltd.

Representative of Party B:

Date: / /